UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2005

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

     In its previous current report on Form 8-K filed April 1, 2005, The Interpublic Group of Companies, Inc. (the “Company”) announced that as of March 30, 2005, it had amended the indenture under which it had issued its 4.5% Convertible Senior Notes due 2023 (as so amended and supplemented, the “Indenture”). Those amendments followed the solicitation and consent of noteholders. On August 11, 2005, pursuant to Section 9.01 of the Indenture, the Company further amended the Indenture to effect a technical correction to the March 30 amendments to ensure that existing defined terms in the Indenture would not under certain circumstances inadvertently conflict with the operation of the “make-whole” conversion rate adjustment provisions of the March 30 amendments. The Seventh Supplemental Indenture, dated as of August 11, 2005, between the Company and The Bank of New York, as trustee, is attached hereto as Exhibit 4.1.

Item 9.01

(c) Exhibit

Exhibit 4.1	Seventh supplemental indenture, dated as of August 11, 2005, to the Indenture, with respect to the 4.50% Convertible Senior Notes due 2023 (filed pursuant to Item 1.01)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date:August 15, 2005	By: /s/ Nicholas J. Camera
Nicholas J. Camera Senior Vice President, General Counsel and Secretary